UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 11, 2013

Date of report (Date of earliest event reported)

LifeLock, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K amends our Form 8-K dated December 11, 2013, originally filed with the Securities and Exchange Commission on December 12, 2013 (the “Original Report”). We filed the Original Report to report, among other things, our acquisition through merger of Lemon, Inc., a Delaware corporation (“Lemon”). As permitted by Items 9.01(a)(4) and 9.01(b)(2), we are filing this amendment to include the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b).

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

In accordance with Rule 3-05(a)(1)(i) of Regulation S-X, filed herewith (and incorporated herein by reference) are the following financial statements of Lemon:

—	Exhibit 99.1 - (Audited) Financial Statements as of and for the years ended December 31, 2012 and 2011
—	Exhibit 99.2 – (Unaudited) Condensed Financial Statements as of September 30, 2013 and December 31, 2012, and for the nine months ended September 30, 2013 and 2012
(b)	Pro Forma Financial Information.

In accordance with Rule 11-01(a)(1) of Regulation S-X, filed herewith (and incorporated herein by reference) as Exhibit 99.3 is unaudited pro forma condensed combined consolidated financial information of LifeLock, Inc. and Lemon, giving effect to certain pro forma events related to the acquisition. It does not purport to project future financial position or operating results of the post-acquisition combined company. The pro forma statements of operations are for the nine months ended September 30, 2013 and for the year ended December 31, 2012. The pro forma balance sheet is as of September 30, 2013.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number
23.1	Consent of Independent Auditors (Deloitte & Touche LLP)
99.1	Financial Statements of Lemon, Inc. as of and for the years ended December 31, 2012 and 2011
99.2	(Unaudited) Condensed Financial Statements of Lemon, Inc. as of September 30, 2013 and December 31, 2012, and for the nine months ended September 30, 2013 and 2012.
99.3

Unaudited Pro forma Condensed Combined Consolidated Financial Information of LifeLock, Inc, and Lemon, Inc. consisting of: pro forma statement of operations for the nine months ended September 30, 2013; pro forma statement of operations for the year ended December 31, 2012; pro forma balance sheet as of September 30, 2013; and notes to the pro forma financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: February 21, 2014	By:	/s/ Chris Power
Chris Power
Chief Financial Officer